Innovo Raises $2 Million through New Equity Offering
To Fund Sales Growth of Joe’s Jeans

Company to Hold Earnings Conference Call for 2007 Second Quarter Results
on Tuesday, July 10

LOS ANGELES, June 28, 2007 - Innovo Group Inc. (the “Company”) (NASDAQ: INNO) announced today that, on June 27, 2007, it raised $2 million of equity capital through a private placement of its common stock with two current accredited investment entities controlled by William Sweedler and Barry Sternlicht, who were investors in the Company’s December 2006 equity financing transaction.

Under the terms of the financing, the Company received $2 million for the sale of 1.6 million unregistered shares of its common stock at a price that was approximately a 9% discount to market. The Company also issued to the investors warrants to purchase an additional 480,000 shares at an exercise price equal to the closing price of the Company’s common stock as of June 27, 2007. The Company intends to use the proceeds of the offering to fund the continued growth of its Joe’s Jeans business.

Marc Crossman, President and CEO of the Company, commented, “The growth of our Joe’s business continues to surpass our own internal sales projections, and we are anticipating growth of approximately 45-50% in our net sales in the second quarter of 2007 versus the second quarter of 2006. We believe that this additional equity capital from current investors will allow us to keep up with this growth demand that we are experiencing. We are pleased to have the continued support of these investors who have taken a larger stake in our Company. The funds will strengthen our balance sheet and enable us to continue our expansion as we grow the Joe’s Jeans brand.” Pacific Wave Partners Limited acted as a financial advisor to the Company.

The Company also announced today that it plans to conduct a conference call to discuss financial results for the second quarter ended May 26, 2007 on Tuesday, July 10, 2007 at 4:30 pm ET. The call will be hosted by Marc Crossman, President and Chief Executive Officer of the Company.

To access the live call, please dial (866) 800-8652 (U.S.) or (617) 614-2705 (international). The conference ID number and participant passcode is 77211750 and is entitled the “Q2 2007 Innovo Group Earnings Conference Call.” The information provided on the teleconference is only accurate at the time of the conference call, and Innovo Group takes no responsibility for providing updated information. A telephone replay of the conference call will be available beginning at 5:30 PM Eastern Time on July 10, 2007 until 11:59 PM Eastern Time on July 24, 2007 by dialing (888) 286-8010 (U.S) or (617) 801-6888 (international) and using the conference passcode 99986208.  In addition, the conference call will be archived for two weeks on the Company’s website at www.innovogroup.com.

The securities referenced in this press release have not been registered under the Securities Act of 1933, as amended, or state securities laws, and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission (SEC) or absent an applicable exemption from the registration requirements. The Company has agreed to file a registration statement to register for resale the common stock issued in the offering as well as the shares underlying the warrants. This press release is neither an offer to sell nor the solicitation of an offer to buy the securities discussed herein. This press release is being issued pursuant to and in accordance with Rule 135C under the Securities Act of 1933.

About Innovo Group Inc.

Innovo Group Inc., through its operating subsidiary Joe's Jeans, Inc. is a sales and marketing organization designing and selling apparel products to the retail and premium markets. The Company's apparel products consist of men’s and women’s denim and denim-related apparel products, including, women’s high-end denim jeans and knit shirts featuring the Joe's Jeans™ brand. More information is available at the company web site at www.innovogroup.com.

Statements in this news release which are not purely historical facts are forward-looking statements, including statements containing the words “intend,” “believe,” “estimate, “project,” “expect” or similar expressions Forward looking statements in this press release include, without limitation, our expected growth for the second quarter of fiscal 2007 compared to the second quarter of fiscal 2006, our ability to capture market share in the premium denim category, our ability to achieve long-term profitability and growth, our ability to strengthen our balance sheet, our expectations for our Joe’s® and Joe’s Jeans™ brands in the marketplace and our belief in our business growth strategy. These statements are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements are based upon information available to Innovo Group Inc. on the date of this release. Any forward-looking statement inherently involves risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to: uncertainty regarding the growth of the Joe’s Jeans™ brand, uncertainty regarding the effect or outcome of the Company’s decision to explore strategic alternatives, including the effect or outcome of equity financings; continued acceptance of the Company's products in the marketplace, particularly acceptance and near-term sales of the Company’s Joe’s® and Joe’s Jeans™ brands; successful implementation of its strategic plan and growth objectives; the ability to generate positive cash flow from operations; competitive factors, including the possibility of major customers sourcing product overseas in competition with our products; dependence upon third-party vendors; a possible oversupply of denim in the marketplace; and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. Readers are cautioned not to place undue reliance on forward-looking statements.

Investor Relations Contact:
Integrated Corporate Relations
Investors: Brendon Frey
Media: James Palczynski
203-682-8200

Company Contact:
Innovo Group Inc.
Dustin Huffine
323-837-3700